UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2005

CERADYNE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-13059	33-0055414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3169 Red Hill Avenue, Costa Mesa, CA	92626
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (714) 549-0421

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Public Offerings of Common Stock and Senior Subordinated Convertible Notes

On December 13, 2005, Ceradyne, Inc. (“Ceradyne”) entered into a Purchase Agreement with Citigroup Global Markets Inc., acting on its behalf and as representative of the underwriters named in Schedule A thereto (collectively, the “Debt Underwriters”), a copy of which is filed herewith as Exhibit 1.1 (the “Debt Purchase Agreement”). Pursuant to the Debt Purchase Agreement, Ceradyne agreed to sell to the Underwriters $110.0 million aggregate principal amount of its 2.875% Senior Subordinated Convertible Notes due 2035 (the “Notes”). Ceradyne also granted the Debt Underwriters an option to purchase up to an additional $11.0 million aggregate principal amount of Notes solely to cover any over-allotments.

Also on December 13, 2005, Ceradyne entered into a Purchase Agreement with Citigroup Global Markets Inc., Needham & Company, LLC and Wachovia Capital Markets, LLC, acting on their behalf and as representatives of the underwriters named in Schedule A thereto (collectively the “Equity Underwriters”), a copy of which is filed herewith as Exhibit 1.2 (the “Equity Purchase Agreement”). Pursuant to the Equity Purchase Agreement, Ceradyne has agreed to sell to the Equity Underwriters 1,800,000 shares of its authorized but previously unissued common stock, par value $0.01 per share (the “Shares”). Ceradyne also granted the Equity Underwriters an option to purchase up to an additional 270,000 Shares solely to cover any over-allotments.

The closings of the sale of $110.0 million aggregate principal amount of Notes and the sale of 1,800,000 Shares both occurred on December 19, 2005. Both the Notes and Shares were sold pursuant to a registration statement on Form S-3 (Registration No. 333-129197) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and a registration statement on Form S-3 filed with the Commission pursuant to Rule 462(b) under the Act (Registration No. 333-130296).

The Notes are governed by the terms of an Indenture and a First Supplemental Indenture, each dated December 19, 2005, between Ceradyne and Union Bank of California, N.A., as Trustee, copies of which are filed herewith as Exhibits 4.1 and 4.2, respectively.

Summary of Terms of the Notes

The Notes bear interest at the rate of 2.875% per year on the principal amount of the Notes, payable in cash semi-annually in arrears on June 15 and December 15 of each year, beginning June 15, 2006. The Notes are unsecured senior subordinated obligations of Ceradyne and rank junior in right of payment to Ceradyne’s existing and future senior debt, equal in right of payment with Ceradyne’s existing and future senior subordinated debt, and senior in right of payment to Ceradyne’s existing and future subordinated debt. In addition, the Notes will effectively rank junior in right of payment to all of Ceradyne’s existing and future secured debt, to the extent of the value of the assets securing such debt, and to the debt and all other liabilities of Ceradyne’s subsidiaries.

Holders may convert their Notes based on a conversion rate of 17.1032 shares of Ceradyne’s common stock per $1,000 principal amount of Notes (which represents an initial conversion price of approximately $58.47 per share, subject to adjustment) only under the following circumstances: (1) if the closing sales price of Ceradyne’s common stock reaches, or the trading price of the Notes falls below, specified thresholds, (2) if the Notes are called for redemption, (3) if specified corporate transactions or distributions to holders of Ceradyne’s common stock occur, (4) if a fundamental change occurs or (5) during the 10 trading days prior to, but excluding, December 15, 2035. Upon conversion, in lieu of shares of Ceradyne’s common stock, for each $1,000 principal amount of Notes a holder will receive an amount in cash equal to the lesser of (i) $1,000 or (ii) the conversion value, determined in the manner set forth in this prospectus supplement, of the number of shares of Ceradyne’s common stock equal to the conversion rate. If the conversion value exceeds $1,000, Ceradyne will also deliver, at Ceradyne’s election, cash or common stock or a combination of cash and common stock with respect to the remaining common stock deliverable upon conversion. If a holder elects to convert its Notes in connection with certain fundamental changes that occur on or prior to December 15, 2012, the holder will also be entitled to receive a make whole premium in the form of an increase in the conversion rate.

Ceradyne will pay contingent interest to holders of Notes during any six-month period from June 15 to December 14 and from December 15 to June 14, commencing with the six-month period beginning on December 20, 2010 and ending on June 14, 2011, if the average trading price of a note for the five trading days ending on the third trading day immediately preceding the first day of the relevant six month period equals 120% or more of the principal amount of the note.

Holders may require Ceradyne to purchase for cash all or a portion of their Notes on each of December 15, 2012, December 15, 2015, December 15, 2020, December 15, 2025 and December 15, 2030 at a purchase price equal to 100% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest, if any, to, but excluding, the applicable purchase date. In addition, if Ceradyne experiences a fundamental change as described in this prospectus supplement, holders may require Ceradyne to purchase for cash all or a portion of their Notes, subject to specified exceptions, at a price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.

Ceradyne may from time to time on or after December 20, 2010 redeem for cash all or a portion of the Notes at redemption prices specified in the First Supplemental Indenture dated December 19, 2005, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date.

Amendment No. 2 to Credit Agreement

In connection with the offering and sale of the Notes, Ceradyne entered into an Amendment No. 2, dated December 13, 2005, to the Credit Agreement dated August 18, 2004, among Ceradyne, Ceradyne’s subsidiaries, Ceradyne ESK, LLC and ESK Ceramics GmbH & Co. KG (collectively, the “Borrowers”), and the banks, financial institutions and other lenders party thereto (collectively, the “Lenders”), and Wachovia Bank, National Association, as collateral agent and administrative agent for the Lenders. Amendment No. 2 amends, among other things, the definition of “subordinated debt” under the Credit Agreement so as to include the Notes, thereby allowing Ceradyne to issue the Notes without creating an event of default under the Credit Agreement. A copy of this amendment is filed herewith as Exhibit 10.1.

The summary of the foregoing transactions are qualified in their entirety by reference to the text of the related agreements, which are included as exhibits hereto and are incorporated herein by reference.

Item 8.01. Other Events

In connection with the transaction described in Item 1.01, on December 14, 2005, Ceradyne issued a press release announcing that it had agreed to sell 1,800,000 shares of its common stock, plus up to an additional 270,000 shares of its common stock solely to cover over-allotments, at a price of $43.31 per share in an underwritten public offering. Ceradyne also announced that it had agreed to sell $110.0 million aggregate principal amount of its 2.875% Senior Subordinated Convertible Notes due 2035, plus up to an additional $11.0 million of Notes solely to cover over-allotments, in an underwritten public offering. The press release is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description
1.1	Debt Purchase Agreement between Ceradyne, Inc. and the Debt Underwriters, dated December 13, 2005.
1.2	Equity Purchase Agreement between Ceradyne, Inc. and the Equity Underwriters, dated December 13, 2005.
4.1	Indenture dated December 19, 2005, between Ceradyne, Inc. and Union Bank of California, N.A., as Trustee.
4.2	First Supplemental Indenture dated December 19, 2005, between Ceradyne, Inc. and Union Bank of California, N.A., as Trustee.
4.3	Form of 2.875% Senior Subordinated Convertible Note due 2035.
5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.
10.1
Amendment No. 2 to Credit Agreement, dated December 13, 2005, between Ceradyne, Inc., Ceradyne ESK, LLC and ESK Ceramics GmbH & Co. KG (collectively, the “Borrowers”), and the banks, financial institutions and other lenders party thereto (collectively, the “Lenders”), and Wachovia Bank, National Association, as collateral agent and administrative agent for the Lenders.

23.1	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in its opinion filed as Exhibit 5.1 hereto).
99.1	Ceradyne’s press release, dated December 14, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERADYNE, INC.

Date: December 19, 2005	By:	/s/ JERROLD J. PELLIZZON

Name: Jerrold J. Pellizzon Title: Chief Financial Officer, Vice President and Secretary

EXHIBIT INDEX

Exhibit Number	Description

1.1	Debt Purchase Agreement between Ceradyne, Inc. and the Debt Underwriters, dated December 13, 2005.

1.2	Equity Purchase Agreement between Ceradyne, Inc. and the Equity Underwriters, dated December 13, 2005.

4.1	Indenture dated December 19, 2005, between Ceradyne, Inc. and Union Bank of California, N.A., as Trustee.

4.2	First Supplemental Indenture dated December 19, 2005, between Ceradyne, Inc. and Union Bank of California, N.A., as Trustee.

4.3	Form of 2.875% Senior Subordinated Convertible Note due 2035.

5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.

10.1
Amendment No. 2 to Credit Agreement, dated December 13, 2005, between Ceradyne, Inc., Ceradyne ESK, LLC and ESK Ceramics GmbH & Co. KG (collectively, the “Borrowers”), and the banks, financial institutions and other lenders party thereto (collectively, the “Lenders”), and Wachovia Bank, National Association, as collateral agent and administrative agent for the Lenders.

23.1	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in its opinion filed as Exhibit 5.1 hereto).

99.1	Ceradyne’s press release, dated December 14, 2005.